Exhibit 3.59

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “SUNGARD KIODEX INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “SUN GARD KIODEX INC”, TO “SUN GARD KIODEX LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF DECEMBER, A.D. 2009, AT 1:49 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2009, AT 11:59 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATON: 7704008 DATE: 12-16-09

3170876 8100V	[SEAL]
09110 6218
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:01 PM 12/16/2009
FILED 01:49 PM 12/16/2009
SRV 091106218 — 3170876 FILE
Certificate Of Conversion
Of
Sungard Kiodex INC.
TO
SunGard Kiodex LLC
     Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Kiodex Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Kiodex LLC, a Delaware limited liability company:
1.	The Corporation was incorporated with the Filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on February 4, 2000.

2.	The jurisdiction of the Corporation immediately prior to the filing of this Certificate of Conversion is Delaware.

3.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Kiodex Inc. The name under which the Corporation was originally incorporated is Kiodex, Inc.

4.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Kiodex LLC.

5.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

6.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. EST on December 31, 2009.
     In Witness Whereof, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 14th day of Dec , 2009.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

The first State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “SUNGARD KIODEX LLC” FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF DECEMBER, A.D. 2009, AT 1:49 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTY-FIRST DAY OF DECEMBER, AD 2009, AT 11:59 O’CLOCK P.M.

3170876 8100V	[SEAL]	/s/ Jeffrey W. Bullock
091106218		Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp. delaware. gov/authver. shtml		AUTHENTICATION: 7704008 DATE: 12-16-09

State of Delaware Secretary of State
Division of Corporations
Delivered 02:01 PM 12/16/2009
FILED 01:49 PM 12/16/2009
SRV 091106218 — 3170876 FILE
Certificate Of Formation
Of
Sungard Kiodex LLC
     This Certificate of Formation of SunGard Kiodex LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.)
First: The name of the limited liability company is:
SunGard Kiodex LLC
Second: The address of the registered office of the limited liability company in the State of Delaware is:
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
Third: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:
The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
Fourth: This Certificate of Formation shall become effective at 11:59 pm (EST) on December 31, 2009.
In Witness Whereof, the undersigned has executed this Certificate of Formation this 14,th day of Dec , 2009.

/s/ Michael J Ruane
Michael J Ruane, Authorized Person